Exhibit (e)(2)

AMENDMENT NO. 14

TO DISTRIBUTION AGREEMENT

(Thrivent Mutual Funds)

Exhibit A to the Distribution Agreement between Thrivent Investment Management Inc. and Thrivent Mutual Funds, dated June 15, 1987, is hereby amended, effective February 29, 2008, to add the following series as “Funds” under the agreement:

1. Thrivent Partner Worldwide Allocation Fund

2. Thrivent Equity Income Plus Fund

A revised Exhibit A is attached hereto.

THRIVENT MUTUAL FUNDS

By	/s/ Pamela J. Moret
Pamela J. Moret, President

THRIVENT INVESTMENT MANAGEMENT INC.

By	/s/ James A. Thomsen
James A. Thomsen, President

EXHIBIT A

TO

THE DISTRIBUTION AGREEMENT

(Effective February 29, 2008)

1. Thrivent Technology Fund

2. Thrivent Partner Small Cap Growth Fund

3. Thrivent Partner Small Cap Value Fund

4. Thrivent Small Cap Stock Fund

5. Thrivent Small Cap Index Fund

6. Thrivent Mid Cap Growth Fund

7. Thrivent Partner Mid Cap Value Fund

8. Thrivent Mid Cap Stock Fund

9. Thrivent Mid Cap Index Fund

10. Thrivent Mid Cap Index Fund-I

11. Thrivent Partner International Stock Fund

12. Thrivent Large Cap Growth Fund

13. Thrivent Large Cap Value Fund

14. Thrivent Large Cap Stock Fund

15. Thrivent Large Cap Index Fund

16. Thrivent Large Cap Index Fund-I

17. Thrivent Real Estate Securities Fund

18. Thrivent Balanced Fund

19. Thrivent High Yield Fund

20. Thrivent Diversified Income Plus Fund

21. Thrivent Municipal Bond Fund

22. Thrivent Income Fund

23. Thrivent Core Bond Fund

24. Thrivent Limited Maturity Bond Fund

25. Thrivent Money Market Fund

26. Thrivent Aggressive Allocation Fund

27. Thrivent Moderately Aggressive Allocation Fund

28. Thrivent Moderate Allocation Fund

29. Thrivent Moderately Conservative Allocation Fund

30. Thrivent Partner Worldwide Allocation Fund

31. Thrivent Equity Income Plus Fund